Exhibit 99.01

INSPYR THERAPEUTICS

Inspyr Therapeutics Secures $500,000 to Support the Development of its Adenosine Pipeline

●	Proceeds support the development of lead asset, RT-AR001, an adenosine receptor antagonist
●	Funds were secured from an existing institutional investor

Westlake Village, CA, January 12, 2021 – Inspyr Therapeutics, Inc. (OTC: NSPX), a pharmaceutical company focused on the research and development of novel targeted precision therapeutics for the treatment of cancer, announces the sale of $500,000 of a senior convertible debenture (“Debenture”) from an existing institutional investor to pursue the research and development of the company’s novel portfolio of adenosine receptor antagonists and for general corporate purposes.

The Debenture (i) is non-interest bearing, (ii) has a maturity date of January 12, 2022, (iii) is convertible into shares of common stock at the election of the Investor at any time, subject to beneficial ownership limitations and (iv) has a conversion price equal to the lesser of $0.33 and 85% of the lowest Volume Weighted Average Price (VWAP) during the five (5) Trading Days immediately prior to the conversion date, subject to adjustment, as further described in the Debenture.

The securities offered have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

The company continues to execute on implementing its new corporate strategy by strengthening its portfolio and securing additional capital to pursue long-term strategic objectives and create value for stakeholders. Recently the company announced it strengthened its global intellectual property with the expansion of 18 additional issued patents in potential future commercial markets including the United States, Europe, the United Kingdom, Asia and other geographies. This newly issued intellectual property supports the research and development of RT-AR001, a potential first-in-class adenosine receptor modulator, and further business development initiatives.

The company is now in the process of commencing corporate operations including: pre-clinical research and development, manufacturing, regulatory and business development. The company is dedicated to continuing to execute its new corporate strategy and will provide timely updates to shareholders.

For a further description of the Debenture, please refer to the company’s Form 8-K filed on January 12, 2021.

About Inspyr Therapeutics, Inc.

Inspyr Therapeutics, Inc. is a pharmaceutical company focused on the research and development of novel targeted precision therapeutics for the treatment of cancer. Our approach utilizes our proprietary delivery technology to better enhance immuno-modulation for improved therapeutic outcomes. Our potential first-in-class immune-oncology lead asset, RT-AR001, an adenosine receptor antagonist, is differentiated by its novel microparticle formulation that allows for better tumor infiltration and enhanced outcomes when administered intra-tumorally. Our patented portfolio of adenosine receptor antagonists provides flexibility to optimize treatment based on the specific targets found in each type of cancer.

Cautionary Statement Regarding Forward Looking Information:

This news release contains “forward-looking statements” made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and may often be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Specific risks and uncertainties that could cause our actual results to differ materially from those expressed in our forward-looking statements include risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Inspyr Therapeutic’s periodic reports filed with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2019, its Quarterly Reports on Form 10-Q as well as and in other reports filed with the SEC. We do not assume any obligation to update any forward-looking statements.

Contact: investors@inspyrx.com